UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2017
FIDELITY & GUARANTY LIFE
(Exact name of registrant as specified in its charter)

Delaware	001-36227	46-3489149
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Ruan Center 601 Locust Street, 14th Floor Des Moines, IA		50309
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (800) 445-6758

Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02    Termination of a Material Definitive Agreement

On April 17, 2017, Fidelity & Guaranty Life (“FGL”) provided written notice to Anbang Insurance Group Co., Ltd. (“AIG”), of its decision to terminate the Merger Agreement (as defined below) pursuant to Section 8.01(g). The termination of the Merger Agreement is effective as of April 17, 2017.

For a description of the terms of the Merger Agreement and the two amendments thereto, interested parties may review FGL’s Current Reports filed with the Securities and Exchange Commission on November 9, 2015, November 3, 2016 and February 9, 2017.

Item 8.01     Other Events.

On April 17, 2017, FGL issued a press release announcing updates on its review of strategic alternatives. More specifically, FGL announced that it had terminated the Merger Agreement. FGL also announced that its Board of Directors is continuing to evaluate strategic alternatives to maximize shareholder value and has received interest from a number of parties. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

There can be no assurance that FGL’s evaluation of strategic alternatives will result in a transaction, or that any transaction, if pursued, will be consummated. FGL’s evaluation of strategic alternatives may be terminated at any time with or without notice. FGL does not intend to disclose developments with respect to this process until such time that it determines otherwise in its sole discretion or as required by applicable law.

Forward Looking Statements
“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: This report contains, and certain oral statements made by our representatives from time to time may contain, forward-looking statements, including as to FGL’s evaluation of strategic alternatives. Such statements are subject to risks and uncertainties that could cause actual results, events and developments to differ materially from those set forth in, or implied by, such statements. These statements are based on the beliefs and assumptions of FGL’s Board of Directors and management. Forward-looking statements are generally identifiable by use of the words “intends,” “believes,” “may,” “will,” “could,” “might,” “continues,” “look” or “confident” or similar words or expressions. Factors that could cause actual results, events and developments to differ include, without limitation:  the accuracy of FGL’s assumptions and estimates; FGL’s and its insurance subsidiaries’ ability to maintain or improve financial strength ratings; FGL’s ability to manage its business in a highly regulated industry; regulatory changes or actions; the impact of FGL’s reinsurers failing to meet their assumed obligations; restrictions on FGL’s ability to use captive reinsurers; the impact of interest rate fluctuations; changes in the federal income tax laws and regulations; litigation (including class action litigation), enforcement investigations or regulatory scrutiny; the performance of third parties; the loss of key personnel; telecommunication, information technology and other operational systems failures; the continued availability of capital; new accounting rules or changes to existing accounting rules; general economic conditions; FGL’s ability to protect its intellectual property; the ability to maintain or obtain approval of the Iowa Insurance Department and other regulatory authorities as required for FGL’s operations; possible risks and uncertainties arising from FGL’s evaluation of strategic alternatives; and other factors discussed in FGL’s filings with the SEC including in its Form 10-K for the year ended September 30, 2016, and its Form 10-Q for the quarter ended December 31, 2016, which can be found at the SEC’s website www.sec.gov. All forward-looking statements described herein are qualified by these cautionary statements and there can be no assurance that the actual results, events or developments referenced herein will occur or be realized. FGL does not undertake any obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operation results, except as required by applicable law.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description
99.1	Press Release, dated April 17, 2017, issued by Fidelity & Guaranty Life regarding the termination of the Merger Agreement

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 17, 2017	Fidelity & Guaranty Life

By: /s/ Eric L. Marhoun
Name: Eric L. Marhoun
Title: Executive Vice President, General Counsel and Secretary
EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated April 17, 2017, issued by Fidelity & Guaranty Life regarding the termination of the Merger Agreement